SECURITIES PURCHASE AGREEMENT

Power Efficiency Corporation

5744 Pacific Center Blvd., Suite 311

San Diego, CA 92121

Ladies & Gentlemen:

Each undersigned investor set forth on the Schedule of Investors attached as Annex I hereto (each an “Investor” and, collectively, the “Investors”), hereby confirms Investor’s agreement with you as follows:

1. This Securities Purchase Agreement (the “Agreement”) is made as of January 30, 2012 between Power Efficiency Corporation, a Delaware corporation (the “Company”), and each of the Investors.

2. The Company has authorized the sale and issuance of Fifty Five (55) shares of the Company’s Series E Preferred Stock (the “Preferred Stock”) to the Investors in a private placement offering (the “Offering”) commencing as of the date hereof and continuing through January 30, 2012 (the “Termination Date”). Each share of Preferred Stock shall be convertible into One Million (1,000,000) shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), subject to adjustment as set forth in the Certificate of Designation setting forth the rights, preferences and privileges of the Preferred Stock. The Preferred Stock, and shares of Common Stock into which the Preferred Stock is convertible are referred to collectively herein as the “Securities”.

3. The Company and the Investors agree that each Investor will, severally and not jointly, purchase from the Company and the Company will issue and sell to the Investors that number of shares of Preferred Stock as set forth opposite each Investor’s name on Annex I attached hereto, for an aggregate purchase price of $10,000 per share, pursuant to the Terms and Conditions for Purchase of Preferred Stock attached hereto as Annex II and incorporated herein by reference as if fully set forth herein (the “Terms and Conditions”). Unless otherwise requested by the Investors, certificates representing the Preferred Stock will be registered in the Investors’ names and addresses as set forth on Annex I.

4. Each Investor represents that, except as set forth below, (a) they have had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company and (b) they have no direct or indirect affiliation or association with any Financial Industry Regulatory Authority (“FINRA”) member as of the date hereof. Exceptions:

(If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)

Please confirm the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose. By executing this Agreement, you acknowledge that the Company may use or rely upon (i) the information in paragraph 4 above, (ii) the representations and warranties in Section 5 of the Terms and Conditions, solely with respect to the Investors and (iii) the names and addresses below in preparation of the Registration Statement (as defined in Annex II).

AGREED AND ACCEPTED:
POWER EFFICIENCY CORPORATION By: _________________________ Name: Steven Z. Strasser Title: Chairman & CEO	INVESTORS: By: ___________________________ Name: Title: Address: Name in which securities should be registered (if different): ________________________________

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ANNEX I

SCHEDULE OF INVESTORS

NAME AND ADDRESS OF PURCHASER	NUMBER OF SHARES OF PREFERRED STOCK	AGGREGATE PURCHASE PRICE
Sarkowsky Family LP	Twenty (20)	$200,000

Sidney Sik Yam and Elaine Lan Hwa Chan Family Trust Dated October 26, 1993	Twenty (20)	$200,000

Sher Capital Investments II, LLC	Ten (10)	$100,000

Irwin Helford Family Trust	Five (5)	$50,000

TOTAL	Fifty Five (55)	$550,000

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THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THIS CONFIDENTIAL SUMMARY OF TERMS AND CONDITIONS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE SECURITIES ARE BEING OFFERED PURSUANT TO EXEMPTIONS FROM REGISTRATION REQUIREMENTS PROVIDED BY SECTION 4(2) OF THE SECURITIES ACT, REGULATION D AND RULE 506 THEREUNDER, CERTAIN STATE SECURITIES LAWS AND CERTAIN RULES AND REGULATIONS PROMULGATED PURSUANT THERETO. THE SECURITIES MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED. THIS DOCUMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

ANNEX II

TERMS AND CONDITIONS FOR PURCHASE OF PREFERRED STOCK

1.                  Authorization and Sale of the Preferred Stock. Subject to these Terms and Conditions, the Company has authorized the sale and issuance of Fifty Five (55) Shares of Series E Preferred Stock.

2.                  Agreement to Sell and Purchase the Preferred Stock. At the Closing (as defined in Section 3), the Company will sell to each Investor, and such Investor will severally purchase from the Company, upon the terms and conditions hereinafter set forth, the number of Shares of Preferred Stock set forth opposite such Investor’s name in Annex I to the Securities Purchase Agreement (the “Agreement”) to which these Terms and Conditions are attached as Annex II, at the purchase price set forth thereon.

Pursuant to Section 9 of the 10% Senior Secured Convertible Promissory Notes issued on October 4, 2011 (the “Bridge Notes”), those parties listed on Annex I of the Agreement have elected to exercise their right to convert such Bridge Notes into shares of Preferred Stock pursuant hereto.  Upon execution hereof by such holders, the Bridge Notes shall be deemed cancelled and no longer outstanding, and within two (2) business days of execution hereof by such holder, such Bridge Notes shall be surrendered and delivered by such holders, duly endorsed, to the Company thereby releasing the Company from any and all of the obligations, rights and duties owed by the Company to such holder pursuant to the Bridge Notes, and such Bridge Notes shall only represent the right to receive shares of Preferred Stock pursuant hereto.

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3.                  Delivery of the Preferred Stock at Closing. The closing on the purchase and sale of the Preferred Stock (the “Closing”) shall occur on or prior to January 30, 2012. At such Closing, the Company shall deliver to each Investor, against payment therefor, (i) one certificate representing Preferred Stock and such certificate shall bear an appropriate restrictive legend as required by applicable securities laws.

The Company’s obligation to issue the Preferred Stock to the Investors shall be subject to the following conditions, any one or more of which may be waived by the Company: (a) receipt by the Company of a certified or official bank check or wire transfer of funds in the full amount of the purchase price for the Preferred Stock being purchased hereunder and (b) the accuracy of the representations and warranties made by the Investors and the fulfillment of those undertakings of the Investors.

Each Investor’s obligation to purchase the Preferred Stock shall be subject to the following conditions, any one or more of which may be waived by such Investor: (a) the representations and warranties of the Company set forth herein shall be true and correct as of each date of the Closing in all material respects, and (b) the Investor shall have received such documents as such Investor shall reasonably have requested, including compliance and Secretary’s certificates and, subject to the accuracy of the information and the representations and warranties required to be provided by each Investor, as to exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

4.                  Representations, Warranties and Covenants of the Company. Except as otherwise described in the Disclosure Schedule delivered to the Investors prior to the execution of this Agreement, the Company hereby represents and warrants to, and covenants with, the Investors, as follows:

4.1              Organization. The Company is duly organized and validly existing under the laws of the state of Delaware and is in good standing therein. Each of the Company and its Subsidiaries (as defined in Rule 405 under the Securities Act) has full power and authority to own, operate and occupy its properties and to conduct its business as presently conducted and as described in the documents filed by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of its most recently completed fiscal year through the date hereof, including, without limitation, its most recent reports on Form 10-K and Form 10-Q (collectively, the “Exchange Act Documents”) and is registered or qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the location of the properties owned or leased by it requires such qualification and where the failure to be so qualified would have a material adverse effect upon the condition (financial or otherwise), earnings, business or business prospects, properties or operations of the Company and its Subsidiaries, considered as one enterprise (a “Material Adverse Effect”), and no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

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4.2              Due Authorization and Valid Issuance. The Company has all requisite power and authority to execute, deliver and perform its obligations under the Agreement, and the Agreement has been duly authorized and validly executed and delivered by the Company and constitutes the legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Furthermore, the Company has complied with Delaware Corporations Code Section 144(a).

4.3              Non-Contravention. The execution and delivery of the Agreement, the issuance and sale of the Preferred Stock under the Agreement, the fulfillment of the terms of the Agreement and the consummation of the transactions contemplated hereby will not (A) conflict with or constitute a violation of, or default (with the passage of time or otherwise) under, (i) any material bond, debenture, note or other evidence of indebtedness, lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company or any Subsidiary is a party or by which it or any of its Subsidiaries or their respective properties are bound, (ii) the charter, bylaws or other organizational documents of the Company or any Subsidiary, or (iii) any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company or any Subsidiary or their respective properties other than in relation to any offering of securities under Section 5 of the Securities Act, or (iv) any offering of securities under Section 5 of the Securities Act, assuming compliance by the Investors with the terms and conditions hereof and the truthfulness and accuracy of the Investors’ representations and warranties set forth in Section 5 hereof, except in the case of clauses (i), (iii) and (iv) for any such conflicts, violations or defaults which are not reasonably likely to have a Material Adverse Effect, individually or in the aggregate, or (B) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company or any Subsidiary or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them is bound or to which any of the material property or assets of the Company or any Subsidiary is subject. No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body in the United States or any other person is required for the execution and delivery of the Agreement and the valid issuance and sale of the Preferred Stock to be sold and issued pursuant to the Agreement, other than such as have been made or obtained, and except for any post-closing securities filings or notifications required to be made under federal or state securities laws.

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4.4              Capitalization. As of the date hereof and prior to giving effect to the issuance of the Preferred Stock, Disclosure Schedule 4.4 sets forth the capitalization of the Company on an outstanding basis and on a fully-diluted basis. Disclosure Schedule 4.4 also sets forth (i) any capital stock granted pursuant to an employee benefit plan and (ii) any outstanding warrants, options or other securities. The Preferred Stock to be sold and issued pursuant to the Agreement have been duly authorized, and when issued and paid for in accordance with the terms of the Agreement, will be duly and validly issued, fully paid and non-assessable (other than as to a lawful offering of securities under Section 5 of the Securities Act) and as to a lawful offering of securities under Section 5 of the Securities Act, assuming the correctness of the representations and warranties of the Investors set forth in Section 5 hereof. Except as set forth in or contemplated by the Agreement or as described in the Disclosure Schedule, no preemptive right, co-sale right, right of first refusal, registration right, or other similar right exists with respect to the Preferred Stock or the issuance and sale thereof. Other than the necessary Board and Stockholder approvals necessary for either an increase in the Company’s authorized Share Capital or a reverse split of the currently authorized and/or outstanding Common Stock, no further approval or authorization of any stockholder, the Board of Directors of the Company (“the Board”) or others is required for the issuance and sale of the Preferred Stock. The issuance and sale of the Preferred Stock pursuant to the terms herein and the rights, preferences and privileges of the Preferred Stock as set forth in the Certificate of Designation as filed with the Delaware Secretary of State have been unanimously approved by the Board of the Company.

4.5              Controlling Stockholder. Philip Meisel (“Meisel”) shall have sole authority to wire or draw the funds that are to be deposited in Power Efficiency Vanguard Prime Money Market Fund Account 66 (“the Account”) as a result of the transactions contemplated in this Agreement. Meisel must: (i) provide prior consent, which such consent can be withheld in Meisel’s sole and absolute discretion, for the hiring of any new employee earning greater than Seventy Five Thousand Dollars ($75,000) per annum, and (ii) provide prior approval, which such approval can be withheld in Meisel’s sole and absolute discretion, of all Company expenditures over Ten Thousand Dollars ($10,000), other than expenditures for rent payments, attorney fees, audit fees, payroll expenses and any other payments, fees or expenditures that arise during the course of ordinary business, of which Brian Chan (“Chan”) shall notify Meisel and Meisel shall, if approved by him, arrange to have such amounts released to the Company no later than three (3) business days of receipt of such notification (which may be via electronic mail) from Chan and approval by Meisel. In the event of Meisel’s Incapacitation or demise, or he otherwise consents, the secretary of the Company, currently Chan, shall possess such authority of Mesiel set forth in this Section 4.5. Any consent or approval of Meisel as noted herein can be delivered to the Company by electronic mail from Meisel. For purposes of this Section 4.5, “Incapacitation” shall be solely determined in writing by Meisel’s then-attending physician.

4.6              Legal Proceedings. Except as set forth on the Disclosure Schedule, there is no material legal or governmental proceeding pending or, to the knowledge of the Company, threatened (i) to which the Company or any Subsidiary is or may be a party or of which the business or property of the Company or any Subsidiary is subject or (ii) which adversely affects or challenges the legality, validity or enforceability of the Agreement.

4.7              Disclosure. The representations and warranties of the Company contained in this Section 4 as of the date hereof, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

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4.8              Common Stock Listing. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is quoted on the OTCQB (the “OTCQB”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or removal of the Common Stock from the OTCQB, nor has the Company received any notification that the SEC is contemplating terminating such registration.

4.9              Reporting Status. The Company has filed in a timely manner all documents that the Company was required to file under the Exchange Act during the 12 months preceding the date of this Agreement. The following documents complied in all material respects with the SEC’s requirements as of their respective filing dates, and the information contained therein as of the date thereof did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading:

(a)               Annual Report on Form 10-K for the years ended December 31, 2010 and December 31, 2009;

(b)               Definitive Proxy Statement for the Annual Meeting held on May 21, 2010;

(c)               Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011; and

(d)               All other documents, if any, filed by the Company with the SEC during the 12 months preceding the date of this Agreement pursuant to the reporting requirements of the Exchange Act.

4.10          No Manipulation of Stock. Neither the Company, nor any of its directors, officers or controlling persons, has taken or will, in violation of applicable law, take, any action designed to or that might reasonably be expected to cause or result in, or which has constituted, stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Preferred Stock.

4.11          Company not an “Investment Company”. The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not, and immediately after receipt of payment for the Preferred Stock will not be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act and shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

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4.12          Foreign Corrupt Practices; Sarbanes-Oxley Act.

(a)                Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any corrupt funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(b)               The Company is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 that are applicable to it as of the date of each Closing.

4.13          Environmental. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (i) the Company and its Subsidiaries are in compliance with and not subject to any known liability under applicable Environmental Laws (as defined below), (ii) the Company has made all filings and provided all notices required under any applicable Environmental Law, and has, and is in compliance with, all permits required under any applicable Environmental Laws and each of them is in full force and effect, (iii) (a) there is no pending civil, criminal or administrative action, or pending hearing or suit, (b) the Company has not received any demand, claim or notice of violation and (c) to the knowledge of the Company, there is no investigation, proceeding, notice or demand letter or request for information threatened against the Company, in the case of each of (a), (b) and (c), under any Environmental Law, (iv) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by the Company, (v) the Company has not received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), or any comparable state law and (vi) no property or facility of the Company is (a) listed or, to the knowledge of the Company, proposed for listing on the National Priorities List under CERCLA or is (b) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any state or local governmental authority.

For purposes of this Agreement, “Environmental Laws” means all applicable federal, state and local laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of public or employee health and safety or the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of Hazardous Materials (as defined below) into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of Hazardous Materials and (iii) underground and above ground storage tanks and related piping, and emissions, discharges, releases or threatened releases therefrom. The term “Hazardous Material” means (a) any “hazardous substance,” as defined in the Comprehensive Environmental Response, the Resource Conservation and Recovery Act, as amended, (b) any “hazardous waste,” as defined by the Resource Conservation and Recovery Act, as amended, (c) any petroleum or petroleum product, (d) any polychlorinated biphenyl and any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance.

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4.14          Accountants. BDO Seidman, LLP is the independent public accountant as required by the Exchange Act and the rules and regulations thereunder.

4.15          Taxes. Except as set forth on the Disclosure Schedule, the Company has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been or might be asserted or threatened against it which would have a Material Adverse Effect.

4.16          Transfer Taxes. On the date of the Closing, all securities transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Preferred Stock to be sold to the Investors hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

4.17          Private Offering. Assuming the correctness of the representations and warranties of the Investors set forth in Section 5 hereof, the offer and sale of Preferred Stock hereunder is exempt from registration under the Securities Act. The Company will not distribute prior to the final Closing, any offering materials in connection with this Offering and sale of the Preferred Stock other than the documents of which this Agreement is a part, including the Disclosure Schedule, or the Exchange Act Documents. The Company has not in the past nor will it hereafter take any action to sell, offer for sale or solicit offers to buy any securities of the Company which would bring the offer, issuance or sale of the Preferred Stock as contemplated by this Agreement, within the provisions of Section 5 of the Securities Act, unless such offer, issuance or sale was or shall be within the exemptions of Section 4 of the Securities Act.

4.18          Use of Proceeds. The Company shall use the proceeds from the Offering for working capital, sales and marketing, research and product development and general corporate purposes.

4.19          Transactions with Affiliates. Other than as set forth on the Disclosure Schedule, as of the date hereof, the Company has no current plans to enter into any, agreement, contract or arrangement with any of its officers, directors or other affiliates.

4.20          Brokers or Finders. Except as disclosed in the Disclosure Schedule, the Company has not dealt with any broker or finder in connection with the transactions contemplated by the Agreement, and Company has not incurred, and shall not incur, directly or indirectly, any liability for any brokerage or finders’ fees or agents commissions or any similar charges in connection with the transactions contemplated by the Agreement.

4.21          Employee Relations. Neither the Company nor any of its Subsidiaries is involved in any union or labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened. None of the Company's or its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relations with their employees are good. No executive officer (as defined in Rule 501(f) of the Securities Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer's employment with the Company. No executive officer, to the best knowledge of the Company and its Subsidiaries, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, nondisclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.

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4.22          No Misleading Statements. The representations and warranties of the Company contained in this Agreement, the Annexes, Exhibits and Disclosure Schedules hereto and all other documents and information furnished to the Investors and their representatives pursuant hereto are complete and accurate in all material respects and do not include any untrue statement of a material fact or omit to state any material fact necessary to make any statements made not misleading. There is no material fact relating to the Company or the Preferred Stock that has not been set forth or described in this Agreement or in the Disclosure Schedules hereto or in the Exchange Act Documents.

4.23          Fees. The Company shall reimburse the Investors for legal, accounting, and incidental expenses of each of the Investors relating to this transaction in an account up to but not exceeding, $25,000.

5.                  Representations Warranties and Covenants of the Investor.

5.1              Each Investor, severally and not jointly, represents and warrants to, and covenants with, the Company that: (i) the Investor is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act and is also knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares presenting an investment decision like that involved in the purchase of the Preferred Stock, including investments in securities issued by the Company and investments in comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Preferred Stock; (ii) the Investor is acquiring the Preferred Stock set forth in Annex I to the Agreement in the ordinary course of business and for its own account for investment only and with no present intention of distributing any of such Preferred Stock or the Securities or any arrangement or understanding with any other persons regarding the distribution of such Preferred Stock or the Securities, except in accordance with applicable securities law; (iii) the Investor will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Preferred Stock or the Securities except in compliance with the Securities Act, applicable state securities laws and the respective rules and regulations promulgated thereunder; (iv) the Investor has answered all questions in the Agreement and the answers thereto are true, correct and complete in all material respects as of the date hereof and will be true, correct and complete in all material respects as of the date of each Closing; and (v) the Investor has, in connection with its decision to purchase the Preferred Stock set forth in Annex I to the Agreement, relied only upon the Exchange Act Documents (which are incorporated herein by reference and which Investor acknowledges it has reviewed), the representations and warranties of the Company contained herein and the Disclosure Schedules. Each Investor understands its acquisition of the Preferred Stock has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of the Investor’s investment intent as expressed herein. Investor understands the Preferred Stock purchased hereunder must be held indefinitely unless there is an effective Registration Statement under the Securities Act with respect to the Preferred Stock or an exemption from registration available under the Securities Act and applicable state securities laws, and the Investor is able to bear the economic risk of an investment in the Preferred Stock.

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5.2              Each Investor, severally and not jointly, acknowledges, represents and agrees that no action has been or will be taken in any jurisdiction outside the United States by the Company that would permit an offering of the Preferred Stock, or possession or distribution of offering materials in connection with the issue of the Preferred Stock, in any jurisdiction outside the United States where legal action by the Company for that purpose is required.

5.3              Each Investor, severally and not jointly, hereby covenants with the Company not to make any sale of the Preferred Stock or the Common Stock underlying the Preferred Stock without complying with the provisions of this Agreement and all securities laws, and the Investor acknowledges that the certificates evidencing the Preferred Stock and the Common Stock underlying the Preferred Stock will be imprinted with a legend that prohibits their transfer except in accordance therewith. Upon the earlier of (i) a registration statement covering the Common Stock underlying the Preferred Stock becoming effective and (ii) Rule 144 becoming available, the Investors shall be entitled to exchange their certificates representing the Common Stock for certificates that do not contain any restrictive legend.

5.4              Each Investor, severally and not jointly, further represents and warrants to, and covenants with, the Company that (i) the Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, (ii) the execution and delivery of this Agreement, the purchase of the Preferred Stock under the Agreement, the fulfillment of the terms of the Agreement and the consummation of the transactions contemplated hereby will not conflict with or constitute a violation of, or default (with the passage of time or otherwise) under the charter, bylaws or other organizational documents of the Investor, and (iii) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Investors herein may be legally unenforceable.

5.5              Investor will not use any of the restricted Preferred Stock or underlying Common Stock acquired pursuant to this Agreement to cover any short position in the Common Stock of the Company if doing so would be in violation of applicable securities laws.

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5.6              Each Investor understands that nothing in the Exchange Act Documents, this Agreement or any other materials presented to the Investors in connection with the purchase and sale of the Preferred Stock constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Preferred Stock.

5.7              Except as disclosed in the Disclosure Schedule, the Investors have not dealt with any broker or finder in connection with the transactions contemplated by the Agreement, and the Investors have not incurred, and shall not incur, directly or indirectly, any liability for any brokerage or finders’ fees or agents commissions or any similar charges in connection with the transactions contemplated by the Agreement.

5.8              Investor is not purchasing the Preferred Stock as a result of any advertisement, article, notice or other communication regarding the Preferred Stock published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

5.9              Each Investor has independently evaluated the merits of its decision to purchase Preferred Stock, such decision has been independently made by such Investor and such Investor confirms that it has only relied on the advice of its own business and/or legal counsel and not on the advice of the Company’s or any other Investor’s business and/or legal counsel in making such decision.

6.                  Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Investors herein shall survive the execution of this Agreement, the delivery to the Investors of the Preferred Stock being purchased and the payment therefor.

7.                  Right to Appoint Board Members. Marc Lehmann, a current member of the Company’s board of directors, shall tender his resignation effective as of the Closing and Meisel shall have the right to name such replacement director.

8.                  No Net-Cash Settlement.

8.1              No Net Cash Settlement. In no event will any registered holder of the Securities be entitled to receive a net-cash settlement in lieu of physical settlement in shares of Common Stock.

8.2              Transfer of Preferred Stock; Suspension. Each Investor agrees that it will not effect any disposition of the Securities or its right to purchase the Securities that would constitute a sale within the meaning of the Securities Act except as otherwise permitted by law.

9.                  Representation. Each Investor has consulted with, or has had the opportunity to consult with, his own legal counsel in connection with this transaction.

10.              Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (A) if within the United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (B) if delivered from outside the United States, by international Federal Express or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified mail, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by international Federal Express, two business days after so mailed, (iv) if delivered by facsimile, upon electronic confirmation of receipt and shall be delivered as addressed as follows:

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(a)              if to the Company, to:

Power Efficiency Corporation

5744 Pacific Center Blvd., Suite 311

San Diego, CA 92121

Tel: (858) 750-3875

Fax: (858) 750-3877

Attn: Steven Z. Strasser

(b)             with a copy to:

Ellenoff Grossman & Schole LLP

150 East 42nd Street, 11th Floor

New York, New York 10017

Tel: (212) 370-1300

Fax: (212) 370-7889

Attn: Barry Grossman, Esq.

(c) if to the Investors, at their respective addresses on the signature pages hereto, or at such other address or addresses as may have been furnished to the Company in writing.

11.              Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the majority in interest of the Investors.

12.              Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

13.              Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

14.              Governing Law; Arbitration.

14.1          This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without giving effect to the principles of conflicts of law.

14.2          In the event any controversy or dispute shall arise between the parties under, out of, in connection with, or relating to this Agreement or the breach thereof, the party initiating such controversy or making such claim shall provide to the other party notice containing a brief and concise statement of the initiating party’s claims, together with relevant facts supporting them.  Following the date of said notice, the parties shall make good faith efforts to settle the dispute. In the event the parties have been unable to reach accord using the procedures set forth in this Section 15, either party may seek binding arbitration before three (3) arbitrators in accordance with the rules of the American Arbitration Association (“AAA”).  Each party shall appoint one arbitrator and the appointed arbitrators shall in turn appoint the third arbitrator.  In the event the two appointed arbitrators are unable to agree upon the third arbitrator, the AAA shall designate the third arbitrator to arbitrate the controversy or dispute.  The arbitration shall be held in San Diego, California.  Within thirty (30) days after initiation of arbitration, the parties shall reach agreement upon and thereafter follow procedures assuring that the arbitration will be concluded and the award rendered within no more than six (6) months from selection of the three arbitrators.  Failing such agreement, AAA will design, and the parties will follow, such procedures.  THE ARBITRATORS SHALL NOT AWARD ANY PARTY PUNITIVE OR EXEMPLARY DAMAGES, AND EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT TO SEEK SUCH DAMAGES.  Each party has the right before or during the arbitration to seek and obtain from the appropriate court provisional remedies such as attachment, preliminary injunction, replevin, etc., to avoid irreparable harm, maintain the status quo or preserve the subject matter of the arbitration.

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15.              Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

16.              Expenses. Except as set forth herein, each of the Company and the Investors shall bear its own expenses, including fees and costs of attorneys, accountants and financial advisors, incurred in connection with the transactions contemplated hereunder; provided, however, that the Company shall be responsible for the payment of legal fees that are related to the issuance of legal opinions under Rule 144 or the registration of the issued securities, if required.

17.              Confidential Information. Each Investor represents to the Company that, at all times during the Offering, the Investor has maintained in confidence the existence of this Offering.

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